Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 4, 2026 with respect to the financial statements of Stratum Holdings Corp. (formerly La Rosa Holdings Corp.) included in the Annual Report on Form 10-K of Stratum Holdings Corp. (formerly La Rosa Holdings Corp.) for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Saddle Brook, New Jersey

October 29, 2026